Exhibit 99.1

Prevail Therapeutics Announces Appointment of

Morgan Sheng, Ph.D., to Board of Directors

NEW YORK, November 18, 2019 — Prevail Therapeutics Inc. (Nasdaq: PRVL), a biotechnology company developing potentially disease-modifying AAV-based gene therapies for patients with neurodegenerative diseases, today announced the appointment of Morgan Sheng, Ph.D., to its Board of Directors.

“Morgan is an esteemed leader who brings a wealth of expertise in neuroscience and specifically drug development in neurodegenerative diseases,” said Francois Nader, M.D., Non-Executive Chairman of Prevail’s Board of Directors. “He will be a great addition to Prevail’s Board as we continue to develop meaningful therapeutic advances for patients suffering from devastating neurodegenerative diseases like Parkinson’s disease, frontotemporal dementia and Gaucher disease, among others.”

Dr. Sheng is a Core Institute Member and Co-Director of the Stanley Center for Psychiatric Research at the Broad Institute of MIT and Harvard. He is also a Professor in the Department of Brain and Cognitive Science at MIT. Previously, he was Vice President of Neuroscience at Genentech, where he was head of neuroscience research and drug discovery. Under his leadership at Genentech, multiple innovative programs for treatment of serious diseases of the nervous system advanced into clinical trials. Prior to joining Genentech, Dr. Sheng was the Menicon Professor of Neuroscience at MIT, as well as an Investigator of the Howard Hughes Medical Institute. He is a Fellow of the Royal Society in the U.K., the Academy of Medical Sciences in the U.K. and the American Association for the Advancement of Science and is the author of more than 200 peer-reviewed publications focused on the molecular cellular biology of brain synapses and the mechanisms of neurodegenerative diseases. Dr. Sheng holds a Ph.D. in molecular genetics from Harvard University, a B.A. from Oxford University, and obtained his medical degree and training in internal medicine at London University. Following his postdoctoral work in neuroscience at the University of California, San Francisco, he served on the faculty at Massachusetts General Hospital and Harvard Medical School before joining MIT.

“As we transition to a clinical-stage company, we are thrilled to welcome Morgan to our Board of Directors,” said Asa Abeliovich, M.D., Ph.D., Founder and Chief Executive Officer of Prevail. “He will be instrumental to Prevail as we advance our pipeline of novel, urgently-needed gene therapies that target the major neurodegenerative disorders.”

“I am honored to join the Board at Prevail,” said Dr. Sheng. “The Prevail team has made significant progress in developing potential treatments for patients with neurodegenerative disorders, with its first program entering the clinic soon, and I am looking forward to working with the team help push these innovative gene therapies forward.”

About Prevail Therapeutics

Prevail is a gene therapy company leveraging breakthroughs in human genetics with the goal of developing and commercializing disease-modifying AAV-based gene therapies for patients with neurodegenerative diseases. Prevail was founded by Dr. Asa Abeliovich in 2017, through a collaborative effort with The Silverstein Foundation for Parkinson’s with GBA and OrbiMed, and is headquartered in New York, NY.

Forward-Looking Statements Related to Prevail

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Examples of these forward-looking statements include statements concerning Prevail’s ability to develop meaningful therapeutic advances for patients with neurodegenerative diseases and the anticipated initiation of Prevail’s first clinical trial. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These ssrisks and uncertainties include, among others: Prevail’s novel approach to gene therapy makes it difficult to predict the time, cost and potential success of product candidate development or regulatory approval; Prevail’s gene therapy programs may not meet safety and efficacy levels needed to support ongoing clinical development or regulatory approval; the regulatory landscape for gene therapy is rigorous, complex, uncertain and subject to change; and the fact that gene therapies are novel, complex and difficult to manufacture. These and other risks are described more fully in Prevail’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the SEC on November 12, 2019, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Prevail undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Katie Engleman

1AB

katie@1ABmedia.com

Investor Contact:

investors@prevailtherapeutics.com